Exhibit 5.1

December 21, 2012

EOG Resources, Inc.

1111 Bagby, Sky Lobby 2

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to EOG Resources, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of an indeterminate aggregate amount of securities (the “Securities”) consisting of (a) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (b) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), (c) the Company’s unsecured senior debt securities, in one or more series (the “Senior Debt Securities”), and the Company’s unsecured subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (d) the Company’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”), (e) the Company’s warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (f) the Company’s common stock purchase contracts to purchase Common Stock (the “Common Stock Purchase Contracts”), and (g) the Company’s obligations under common stock purchase units, each representing ownership of Common Stock Purchase Contracts and Debt Securities, Preferred Stock or other securities that are registered under the Registration Statement, securing a holder’s obligation to purchase the Common Stock under such Common Stock Purchase Contracts (to the extent constituting securities under the Act issued by the Company, the “Common Stock Purchase Units”), or any combination of the foregoing, each on the terms to be determined at the time of each offering. This opinion is being furnished at the request of the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) the Indenture for the Senior Debt Securities filed as Exhibit 4.3 to the Registration Statement between the Company and Wells Fargo Bank, NA, as trustee, the form and terms of any series of Senior Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.13 to the Registration Statement to be entered into by the Company and Wells Fargo Bank, NA, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the

EOG Resources, Inc.

December 21, 2012

indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms of any series of Subordinated Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, and (iii) such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to the Indenture other than the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

1. With respect to Securities constituting Common Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been duly issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor or, if such Common Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement (defined below) therefor or, if such Common Stock is issuable pursuant to Common Stock Purchase Contracts, the applicable Common Stock Purchase Contract Agreement (defined below) therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued (a) upon exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Common Stock, (b) upon exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Common Stock, (c) upon exercise of any Securities constituting Warrants that are exercisable for Common Stock, or (d) pursuant to any Securities constituting Common Stock Purchase Contracts providing for the purchase of Common Stock), will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

2. With respect to Securities constituting Preferred Stock, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the

EOG Resources, Inc.

December 21, 2012

terms of the offering thereof and related matters, (ii) the Board of Directors of the Company or duly authorized committee thereof (the “Company Board”) has taken all necessary corporate action to designate and establish the terms of such Preferred Stock and has caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Delaware, and (iii) such Preferred Stock has been duly issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations for the issuance thereof in uncertificated form having been duly made in the share register of the Company, in accordance with the terms of any applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, the applicable officers’ certificate, supplemental indenture or Indenture therefor or, if such Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon (a) exchange or conversion of any Securities constituting Debt Securities that are exchangeable for or convertible into Preferred Stock or (b) exercise of any Securities constituting Warrants that are exercisable for Preferred Stock) will have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and non-assessable.

3. With respect to Securities constituting Debt Securities, when (i) the Company has taken all necessary action to establish the form and terms of such Debt Securities and to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the Registration Statement and any officers’ certificate or supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the terms of such Debt Securities having been set forth in such Indenture or such an officers’ certificate or supplemental indenture delivered pursuant thereto, (iii) the Trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and officers’ certificate or supplemental indenture relating to such Debt Securities and any applicable definitive purchase, underwriting or similar agreement or, if such Debt Securities are issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the applicable certificate of designations therefor or, if such Debt Securities are issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor, in each case, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities (including any Debt Securities duly issued upon (a) exchange, exercise or conversion of any Securities constituting Preferred Stock that are exchangeable or exercisable for or convertible into Debt Securities or (b) exercise of any Securities constituting any Warrants that are exercisable for Debt Securities) will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

EOG Resources, Inc.

December 21, 2012

4. With respect to Securities constituting Depositary Shares, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Depositary Shares, the terms of the offering thereof and related matters, (ii) the action with respect to the Preferred Stock underlying such Depositary Shares referred to in paragraph 2 above has been taken and such Preferred Stock has been duly deposited with the Depositary (defined below) under the applicable Depositary Agreement (defined below), and (iii) such Depositary Shares have been issued and delivered, with Depositary Receipts (defined below) representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Depositary Agreement and any applicable definitive purchase, underwriting or similar agreement against payment (or delivery) of the consideration therefor provided for therein, such Depositary Shares will have been duly authorized by all necessary corporate action on the part of the Company and validly issued.

5. With respect to Securities constituting Warrants, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Warrants, the terms of the offering thereof and related matters and (ii) such Warrants have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Warrant Agreement and such authorization and approval related to such Warrants and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Warrants will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

6. With respect to Securities constituting Common Stock Purchase Contracts, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock Purchase Contracts, the terms of the offering thereof and related matters and (ii) such Common Stock Purchase Contracts have been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Common Stock Purchase Contract Agreement and such authorization and approval related to such Common Stock Purchase Contracts and any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock Purchase Contracts will have been duly authorized by all necessary corporate action on the part of the Company and will be valid and binding obligations of the Company.

7. With respect to Securities constituting Common Stock Purchase Units, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock Purchase Units, the terms of the offering thereof and related matters, (ii) the action with respect to the Common Stock Purchase Contracts comprising a part of such Common Stock Purchase Units referred to in paragraph 6 above has been taken, (iii) such Common Stock Purchase Units have been duly issued and delivered, with certificates representing such Common Stock Purchase Units having been duly executed, countersigned, issued and delivered in accordance with the terms of the applicable Common Stock Purchase Unit Agreement (defined below) and such authorization and approval related to such Common Stock Purchase Units and

EOG Resources, Inc.

December 21, 2012

any applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, (iv) any securities other than such Common Stock Purchase Contracts comprising a part of such Common Stock Purchase Units shall have been duly executed, issued and delivered by the respective issuers thereof and constitute valid and binding obligations of such issuers, enforceable in accordance with their respective terms, and (v) any collateral arrangements relating to such Common Stock Purchase Units have been duly established and any agreements in respect thereof have been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, such Common Stock Purchase Units will constitute valid and binding obligations of the Company.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We have assumed that, in the case of each offering and sale of Securities, (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and, if such Securities constitute Debt Securities, the Indenture will have been qualified under the TIA and such effectiveness or qualification shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iii) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) unless such Securities constitute (a) Common Stock or Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, (b) Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, (c) Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, or (d) Common Stock issuable upon purchase pursuant to Securities constituting Common Stock Purchase Contracts, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (v) at the time of the issuance of such Securities, the Company (a) will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) will have the necessary corporate power and due authorization and the certificate of incorporation, bylaws or other organizational documents of the Company will be in full force and effect and will not have been amended, restated, supplemented or otherwise altered, and there will have been no authorization of any such amendment, restatement, supplement or other alteration since the date hereof; (vi) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the certificate of incorporation

EOG Resources, Inc.

December 21, 2012

and bylaws or other organizational documents of the Company (and, if such Securities constitute Common Stock Purchase Units a part of which comprises securities other than Common Stock Purchase Contracts, each issuer of such securities) and any applicable law, regulation or administrative order or any agreement or instrument binding upon the Company (and, if such Securities constitute Common Stock Purchase Units a part of which comprises securities other than Common Stock Purchase Contracts, each issuer of such securities) and any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company (and, if such Securities constitute Common Stock Purchase Units a part of which comprises securities other than Common Stock Purchase Contracts, each issuer of such securities) and, if such Securities constitute Depositary Shares, the applicable Depositary Agreement and the applicable approval and authorization of the Company relating to such Depositary Shares and, if such Securities constitute Debt Securities, the applicable Indenture or the officers’ certificate or supplemental indenture and the applicable approval and authorization of the Company relating to such Debt Securities and, if such Securities constitute Preferred Stock, the applicable certificate of designations and the applicable approval and authorization of the Company relating to such Preferred Stock and, if such Securities constitute Warrants, the applicable Warrant Agreement and the applicable approval and authorization of the Company relating to such Warrants and, if such Securities constitute (or constitute Common Stock Purchase Units a part of which comprises) Common Stock Purchase Contracts, the applicable Common Stock Purchase Contract Agreement and the applicable approval and authorization of the Company relating to such Common Stock Purchase Contracts and, if such Securities constitute Common Stock Purchase Units, the applicable Common Stock Purchase Unit Agreement (and, if such Securities constitute Common Stock Purchase Units a part of which comprises securities other than Common Stock Purchase Contracts, any agreement providing for such securities) and any collateral arrangements relating to such Common Stock Purchase Units and any agreement in respect thereof and the applicable approval and authorization of the Company relating to such Common Stock Purchase Units; (vii) if such Securities constitute Common Stock, Preferred Stock or Depositary Shares in respect of underlying Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock, as applicable, will be authorized for issuance under the certificate of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock, Preferred Stock or Depositary Shares established by the Company Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if (A) such Common Stock is issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the certificate of designations therefor; (B) such Common Stock or Preferred Stock is issuable upon exchange or conversion of Securities constituting Debt

EOG Resources, Inc.

December 21, 2012

Securities, the applicable Indenture or officers’ certificate or supplemental indenture relating to such Debt Securities; (C) such Common Stock or Preferred Stock is issuable upon exercise of Securities constituting Warrants, the applicable Warrant Agreement therefor; or (D) such Common Stock is issuable upon purchase pursuant to Securities constituting Common Stock Purchase Contracts, the applicable Common Stock Purchase Contract Agreement therefor) will not be less than the par value of such Common Stock or Preferred Stock or the Preferred Stock underlying such Depositary Shares, as applicable; (viii) if (a) such Securities constitute Common Stock or Debt Securities issuable upon exchange, exercise or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in paragraph 2 above will have been taken, (b) such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Debt Securities, the action with respect to such Debt Securities referred to in paragraph 3 above will have been taken, (c) such Securities constitute Common Stock, Preferred Stock or Debt Securities issuable upon exercise of Securities constituting Warrants, the action with respect to such Warrants referred to in paragraph 5 above will have been taken, or (d) such Securities constitute Common Stock issuable under Securities constituting Common Stock Purchase Contracts, the action with respect to such Common Stock Purchase Contracts referred to in paragraph 6 above will have been taken; (ix) if (a) such Securities constitute (or constitute Depositary Shares in respect of underlying) Preferred Stock that is exchangeable or exercisable for or convertible into Securities constituting Common Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock or Debt Securities upon exchange or conversion of such Preferred Stock, the terms of such exchange or conversion and related matters and, in the case of Common Stock, to reserve such Common Stock for issuance upon such exchange or conversion, (b) such Securities constitute Debt Securities that are exchangeable for or convertible into Securities constituting Common Stock or Preferred Stock, the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock or Preferred Stock upon exchange or conversion of such Debt Securities (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exchange or conversion and related matters and to reserve such Common Stock or Preferred Stock for issuance upon such exchange or conversion, (c) such Securities constitute Warrants that are exercisable for Securities constituting Common Stock, Preferred Stock or Debt Securities, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock, Preferred Stock or Debt Securities upon the exercise of such Warrants (including, in the case of Preferred Stock, the filing of a certificate of designations respecting such Preferred Stock with the Secretary of State of the State of Delaware), the terms of such exercise and related matters and,

EOG Resources, Inc.

December 21, 2012

in the case of Preferred Stock or Common Stock, to reserve such Common Stock or Preferred Stock for issuance upon such exercise, or (d) such Securities constitute (or constitute Common Stock Purchase Units a part of which comprises) Common Stock Purchase Contracts providing for the purchase of Securities constituting Common Stock, the Company will have taken all necessary action to authorize and approve the issuance of such Common Stock upon purchase thereof pursuant to such Common Stock Purchase Contracts, the terms of such purchase and related matters and to reserve such Common Stock for issuance upon such purchase; (x) if such Securities constitute Debt Securities, the officers’ certificate or supplemental indenture to the related Indenture establishing any terms of such Debt Securities different from those in such Indenture shall not include any provision that is unenforceable against the Company; (xi) if such Securities constitute Warrants, a warrant agreement (the “Warrant Agreement”) relating to such Warrants and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as warrant agent; (xii) if such Securities constitute Depositary Shares, a depositary agreement (the “Depositary Agreement”) relating to such Depositary Shares and the related depositary receipts evidencing such Depositary Shares (“Depositary Receipts”) and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the “Depositary”); (xiii) if such Securities constitute (or constitute Common Stock Purchase Units a part of which comprises) Common Stock Purchase Contracts, a common stock purchase contract agreement (the “Common Stock Purchase Contract Agreement”) relating to such Common Stock Purchase Contracts and not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; (xiv) if such Securities constitute Common Stock Purchase Units, a common stock purchase unit agreement (the “Common Stock Purchase Unit Agreement” and, with an Indenture, Warrant Agreement, Depositary Agreement and Common Stock Purchase Contract Agreement, each, an “Instrument”) relating to such Common Stock Purchase Units and a Common Stock Purchase Contract Agreement relating to the Common Stock Purchase Contracts comprising a part of such Common Stock Purchase Units and, in each case, not including any provision that is unenforceable against the Company will have been duly authorized, executed and delivered by the Company and any other party thereto; and (xv) if such Securities constitute Debt Securities, Depositary Shares, Warrants, Common Stock Purchase Contracts or Common Stock Purchase Units, the applicable Instrument and, if such Securities constitute Warrants exercisable into Debt Securities, the Indenture related to such Debt Securities, and if such Securities constitute Common Stock Purchase Units, the Common Stock Purchase Contract Agreement related to the Common Stock Purchase Contracts

EOG Resources, Inc.

December 21, 2012

comprising a part of such Common Stock Purchase Units, respectively, in each case, will constitute the valid and binding obligation of each party thereto other than the Company, enforceable against such party in accordance with its terms.

B.	We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the federal Laws of the United States, (ii) the General Corporation Law of the State of Delaware (the “DGCL”) and (iii) the Laws of the State of Texas. As used herein, the term “DGCL” includes the statutory provisions of the contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

D.	The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

[Remainder of page is intentionally left blank.]

EOG Resources, Inc.

December 21, 2012

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.